UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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IMPRIMIS PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 10, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Imprimis Pharmaceuticals, Inc., which will be held at the offices of Morrison & Foerster, LLP located at 12531 High Bluff Drive, Suite 100, San Diego, California 92130, on May 12, 2015, at 9:00 a.m. local time. We hope you will be able to attend the meeting in person.

The attached notice of meeting and proxy statement describe the matters to be acted upon at the annual meeting. If you plan to attend the annual meeting in person, please mark the designated box on the enclosed proxy card. If you plan to attend the annual meeting and your shares are held in street name (by a broker, for example), you should ask the record holder for a legal proxy and bring it with you to the annual meeting, so that we can verify your ownership of Imprimis Pharmaceuticals, Inc. stock. Please note that if your shares are held in street name and you do not bring a legal proxy from the record holder, although you will be able to attend the annual meeting, you will not be able to vote at the annual meeting.

Whether or not you plan to attend the annual meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the annual meeting. Accordingly, we urge you to promptly complete the enclosed proxy card and return it to our Corporate Secretary at 12264 El Camino Real, Suite 350, San Diego, California 92130, or to promptly use the telephone or Internet voting system. If you do attend the annual meeting and wish to vote in person, you may withdraw a previously submitted proxy at that time.

Sincerely,

Mark L. Baum
Chief Executive Officer and Director

12264 EL CAMINO REAL, SUITE 350
SAN DIEGO, CA 92130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 12, 2015

To the Stockholders of Imprimis Pharmaceuticals, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Imprimis Pharmaceuticals, Inc. (the “Company”) will be held on May 12, 2015 at 9:00 a.m., at the offices of Morrison & Foerster, LLP located at 12531 High Bluff Drive, Suite 100, San Diego, California 92130, for the following purposes:

1.
To elect to the Board of Directors the five (5) director nominees named in the accompanying proxy statement to serve until the 2016 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	To ratify the selection of KMJ Corbin and Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Company’s Board of Directors has fixed the close of business on April 9, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof. All stockholders are invited to attend the meeting. You must present your proxy or voting instruction card or this notice for admission to the meeting.

By Order of the Board of Directors,

Mark L. Baum
Chief Executive Officer and Director

San Diego, California
April 10, 2015

12264 El Camino Real, Suite 350
San Diego, CA 92130
_________________________________

PROXY STATEMENT
For Annual Meeting of Stockholders to be held on May 12, 2015

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board” or “Board of Directors”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of Imprimis Pharmaceuticals, Inc. (referred to herein as the “Company,” “we,” “us” or “our”), to be held on May 12, 2015, at 9:00 a.m. local time at the offices of Morrison & Foerster, LLP located at 12531 High Bluff Drive, Suite 100, San Diego, California 92130, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). We expect to mail this proxy statement (this “Proxy Statement”) and the accompanying materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Annual Report”), the Notice and a proxy card, to our stockholders on or about April 10, 2015.

All references to “us”, “we”, “our”, and the “Company” refer to Imprimis Pharmaceuticals, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2015

Copies of this Proxy Statement, the Notice and the Annual Report can be accessed electronically at: www.iproxydirect.com/IMMY.

Solicitation of Proxies

The Board is soliciting the accompanying proxy. In accordance with unanimous recommendations of our Board, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or if no designation is made, they will vote the proxies FOR the election of all of the director nominees named in Proposal 1 and FOR Proposal 2.  The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted. In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment of the Annual Meeting. As of the date of this Proxy Statement, the Board does not know of any items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement.

Stockholders of Record

Only holders of record of shares of our common stock at the close of business on the record date, April 9, 2015, will be entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. At the close of business on April 9, 2015, the Company had 9,353,704 shares of common stock outstanding and entitled to vote, held by 133 stockholders of record. Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the shares of common stock entitled to vote are represented at the Annual Meeting, either in person or by proxy.

Vote Required and Method of Counting Votes

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and shares that are voted by brokers as to any matter considered at the Annual Meeting will be included in determining if a quorum is present or represented at the Annual Meeting. Any broker holding shares of record for you is not entitled to vote on matters that are not deemed to be routine unless the broker receives voting instructions from you. Broker non-votes occur when shares are held by a broker who has not received instructions from the beneficial owner of the shares on such non-routine matters, the broker does not have discretionary voting power with respect to such non-routine matters and has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that the broker lacks voting authority with respect to such non-routine matters. The effects of broker non-votes and abstentions on the proposals to be brought before the Annual Meeting are discussed below.

Proposal	Vote Required	Broker Discretionary Voting Allowed

Proposal 1 – Election of five directors	Plurality of Votes Cast	No

Proposal 2 – Ratification of auditors for the 2015 fiscal year	Majority of Votes Cast	Yes

With respect to Proposal 1, you may vote FOR or ABSTAIN.  Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposal 1.  With respect to Proposal 2, you may vote FOR, AGAINST or ABSTAIN.  Abstentions, if any, will have no effect on the outcome of Proposal 2, as they are not considered to be votes cast on this matter.  Broker non-votes are not expected to result from Proposal 2.

How to Vote

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you are a record holder of shares of our common stock, you may submit your vote by proxy by completing the proxy card and returning it to our Corporate Secretary at 12264 El Camino Real, Suite 350, San Diego, California 92130 or by using the telephone or Internet voting systems. If you hold your shares of common stock in street name, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy issued in your name from your broker, bank or other nominee. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

Revocation of Proxies

You are a stockholder of record if, at the close of business on the record date, your shares were registered directly in your name with Action Stock Transfer Corp., our transfer agent. If you are a stockholder of record and submit your vote by proxy, you may revoke it at any time before its use, either by:

(1) revoking it in person at the Annual Meeting;

(2) delivering a written notice to our Corporate Secretary at 12264 El Camino Real, Suite 350, San Diego, California 92130 before the proxy is used; or

(3) delivering a later dated proxy card to us at the address noted above before the proxy is used.

Your presence at the Annual Meeting will not revoke your proxy, but if you attend the meeting and cast a ballot, your proxy will be revoked as to the matters on which the ballot is cast.

If you hold your shares through a broker, bank, or other nominee, please follow the instructions provided by your broker or other nominee as to how you may change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Cost and Method of Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to our stockholders. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.

Stockholder List

A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose related to the Annual Meeting for the ten days prior to the Annual Meeting during ordinary business hours at our principal offices located at 12264 El Camino Real, Suite 350, San Diego, California 92130.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board currently consists of five directors.  Our Board has selected five director nominees for election at the Annual Meeting, consisting of all of our incumbent directors, upon the recommendation of the Company’s Nomination and Corporate Governance Committee.  Each of the nominees is currently a director of our Company and, except for Dr. Lindstrom, was elected or re-elected by our stockholders at our 2014 annual meeting of stockholders.  Dr. Lindstrom, who was appointed as a director in January 2015, was identified and recommended by our CEO, Mark L. Baum. At the Annual Meeting, stockholders will elect five directors to serve until the 2016 annual meeting of stockholders and until the directors’ respective successors are elected and qualified or their earlier death, resignation or removal.

There are no familial relationships among any of our directors or our executive officers. No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or director nominee of the Company.

Nominees

The Board has selected the following five persons as its nominees for election to the Board at the Annual Meeting.  Each of these nominees has indicated that he is willing and able to serve as a director. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), your proxy may be voted for such substitute nominees as the Board may designate.  Set forth below are the names, ages and certain other information of each director nominee as of April 9, 2015:

Name	Age	Position & Committees
Mark L. Baum	42	Director; Chief Executive Officer
Robert J. Kammer	64	Chairman of the Board
Richard L. Lindstrom	67	Director; Audit Committee, Compensation Committee*, Nomination and Corporate Governance Committee
William H. Nelson	69	Director; Audit Committee, Compensation Committee, Nomination and Corporate Governance Committee*
Stephen G. Austin	62	Director; Audit Committee*, Compensation Committee, Nomination and Corporate Governance Committee
*	Chairman of the committee.

Mark L. Baum, J.D. is a founder of our Company, a director and our Chief Executive Officer. Beginning in 2011, Mr. Baum led the restructuring and reorganization of our Company, including our securities offerings to raise capital to support our business. Mr. Baum was appointed as a director of the Company in December 2011, served as the Chairman of the Board from December 2011 to April 2012, and was appointed as our Chief Executive Officer in April 2012. Prior to Mr. Baum’s involvement with our Company, from 2001 to 2011, he was the founder and managing director of TBLF, LLC, a law firm and fund manager, where he managed a series of three funds and acted as a principal investor in financing publicly traded companies or bridge-to-public equity transactions. Before his fund management experience, Mr. Baum founded and served as the president of YesRx, a publicly traded pharmacy business, and practiced as a U.S. securities lawyer focused on public company reporting requirements and finance-related matters. In addition, Mr. Baum serves on the board of directors for Ideal Power, Inc. (NASDAQ: IPWR), where he is also chairman of the audit committee, and is the chairman of the board of directors of Endra, Inc., a privately-held medical imaging company. Mr. Baum brings to our Board years of public company executive experience, including knowledge of securities laws, reporting requirements and public company finance-related issues.

Robert J. Kammer, D.D.S., is a founder of our Company and has served as our director since December 2011 and as Chairman of the Board since April 2012. In June 2014, Dr. Kammer joined the board of directors of SoftScience Shoe Company as the co-chairman. In January 2015, Dr. Kammer retired from his clinical practice as a dentist, in which he was engaged from 1975 to 2015. He is a retired Diplomate of The American Board of Orofacial Pain and a Founding Member of The Academy for Sports Dentistry and Colorado Osseointegration Study Club. From 1979 to 1996, Dr. Kammer was an Associate Professor at the University of Colorado School of Dental Medicine. Dr. Kammer has also served as a consultant to the Boulder-Denver Pain Control Center and a reviewer for the Journal of Orofacial Pain. Dr. Kammer recently contributed a chapter to the text “Osteoperiosteal Flap”, has co-authored multiple scientific articles, was co-investigator on a Dental Implant Bar Study at the Mayo Institute from 2011 to 2013 and served as a consultant for Clear Choice Dental Implant Centers from 2010 to 2013.  Dr. Kammer received his Bachelor of Science degree in 1971 from Xavier University, Cincinnati, Ohio. He received his Doctor of Dental Surgery degree from the University of Iowa College of Dentistry in 1974. Dr. Kammer brings to our Board over 35 years of clinical experience treating patients and leadership experience in a variety of positions.

Richard L. Lindstrom, M.D. has served as our director since January 2015.  Dr. Lindstrom is a founder, director and has been an attending surgeon at Minnesota Eye Consultants P.A., a provider of eye care services, since 1989. He has served as a researcher, teacher, inventor, writer, lecturer and highly acclaimed physician and surgeon in the ophthalmology field. He has also served as a member of the board of directors of the following public companies: (i) TearLab Corporation (NASDAQ: TEAR) since 2010; (ii) Ocular Therapeutix, Inc. (NASDAQ: OCUL) since 2012; and (iii) OnPoint Medical Diagnostics, which merged with Vertical Health Solutions in 2011 (formerly OTCBB: ONMD), from 2010 to 2013. Dr. Lindstrom has also served as associate director of the Minnesota Lions Eye Bank since 1987 and he is a medical advisor for several medical device and pharmaceutical manufacturers and serves on the boards of several other privately-held life sciences companies. Dr. Lindstrom previously served as president of the International Society of Refractive Surgery from 1993 to 1994, the International Intraocular Implant Society from 2002 to 2004, the International Refractive Surgery Club from 2002 to 2004, and the American Society of Cataract and Refractive Surgery (“ASCRS”) from 2007 to 2008. Dr. Lindstrom currently serves on the ASCRS Executive Committee and is the Chair of the ASCRS Foundation. From 1980 to 1989, he served as a professor of ophthalmology at the University of Minnesota, where he is currently an adjunct professor emeritus. Dr. Lindstrom is also a board member of the University of Minnesota Foundation, chairing the Ophthalmology and Visual Neurosciences Division. Dr. Lindstrom holds a B.A. degree in Pre-Medical Studies, a B.S. degree in Medicine and an M.D. degree from the University of Minnesota.  Dr. Lindstrom brings to the Board over 30 years of ophthalmology industry experience, as well extensive experience serving as a director of other companies.

William H. Nelson has served as our director since September 2014.  Mr. Nelson served as the President and the Chief Executive Officer of Intermountain Healthcare, an integrated nonprofit healthcare system with hospitals, clinics, and an insurance organization, from 1999 until his retirement in early 2009. Mr. Nelson also served as Chief Operating Officer of Intermountain Healthcare from 1995 to 1998 and Chief Financial Officer from 1976 to 1995. Prior to that, Mr. Nelson was an auditor for Ernst and Ernst (now Ernst & Young) from 1971 to 1976.  Mr. Nelson serves on the boards of the Utah Symphony & Opera, Utah Youth Village and other non-profit community based organizations and has served on the boards of Beneficial Life Insurance, United Way of the Greater Salt Lake Area and the Healthcare Research and Development Institute. Mr. Nelson received his Bachelors of Science degree in Accounting from Brigham Young University, his MBA degree from University of Southern California and became a licensed Certified Public Accountant in 1973 (currently inactive). Mr. Nelson brings valuable healthcare industry and management experience to the Board.

Stephen G. Austin, CPA has served as our director since July 2012. He has been a Partner in Swenson Advisors, LLP, a regional accounting firm (registered with the Public Company Accounting Oversight Board), since May 1998 and has served as Managing Partner since October 2006. At Swenson Advisors, Mr. Austin manages assurance, Sarbanes-Oxley and other business consulting for public and private companies with a focus on technology, manufacturing, service, real estate, social media and non-profit organizations. Prior to joining Swenson Advisors, Mr. Austin accumulated over 22 years of experience as an audit partner with Price Waterhouse LLP, where he worked from 1976 to 1996, and with McGladrey & Pullen, LLP, where he worked from 1996 to 1998, serving both public and private companies. He serves as a board member or advisory board member for various not-for-profit foundations, associations and public service organizations in the United States, is on the global board of directors of Integra International, an international association of accounting firms, and served as a director on the board of Avanir Pharmaceuticals, Inc. (formerly NASDAQ: AVNR) from March 2003 to December 2012, where he also served on the audit committee and compensation committee. In 2004, Mr. Austin published a book on business ethics entitled “Rise of the New Ethics Class,” and in 2005 and 2006 he published articles in Asia discussing The Sarbanes-Oxley Act of 2002. Mr. Austin has also authored articles for the American Institute of CPAs, including the Journal of Accountancy. Mr. Austin holds a B.S. degree in accounting from Bob Jones University and an MBA degree from the University of Georgia and has been licensed as a Certified Public Accountant since 1978.  Mr. Austin brings to our Board financial and accounting expertise and extensive experience serving as a director of other companies.

Vote Required and Board of Directors’ Recommendation

Each director is elected by a plurality of the votes cast on the election of directors at a meeting at which a quorum is present.  As a result, the nominees who receive the highest number of votes, up to the number of directors to be elected at the Annual Meeting, will be elected. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not be counted in determining which nominees receive the largest number of votes cast and therefore will have no effect on the outcome of the vote on this proposal. The persons named in the enclosed proxy will vote the proxies they receive FOR the election of the nominees named above, unless a particular proxy card withholds authorization to do so or provides contrary instructions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board has selected KMJ Corbin & Company LLP (“KMJ”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015, and has further directed that the selection of our independent registered public accounting firm be submitted for ratification by our stockholders at our Annual Meeting. KMJ has served as our independent registered public accounting firm since September 17, 2007.  Representatives of KMJ are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KMJ as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of KMJ to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board and our Audit Committee will reconsider whether or not to retain KMJ. Even if the selection is ratified, the Board and the Audit Committee may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our and our stockholders’ best interests.

Audit and All Other Fees

Aggregate fees for professional services rendered to the company by KMJ for the years ended December 31, 2014 and 2013, were as follows:

	2014	2013
Audit Fees	$76,450	$66,880
Audit-Related Fees	$45,648	$25,575
Other Fees	$-	$3,100
Total	$122,098	$95,555

“Audit Fees” represent fees for professional services provided in connection with the audit of our annual financial statements, and the review of our financial statements included in our quarterly reports. “Audit-Related Fees” represent fees for professional services provided in connection with the review of our registration statements on Forms S-8, S-3 and S-1, and the acquisition audit of our wholly owned subsidiary.  “Other Fees” represent fees for professional services provided in connection with the review of the Company’s accounting for its director compensation program. There were no fees billed by or paid to our principal accountant during the years ended December 31, 2014 and 2013 for tax compliance, tax advice or tax planning services or for financial information systems design and implementation services.

Pre-Approval Policy

Our Audit Committee pre-approves all services to be provided by KMJ.  All fees paid to KMJ for services performed in 2014 and 2013 were pre-approved by our Audit Committee.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at a meeting at which a quorum is present.  Abstentions will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote on this proposal.  Broker non-votes are not expected to result from the vote on this proposal. The persons named in the enclosed proxy will vote the proxies they receive FOR the ratification of the selection of KMJ as our independent registered public accounting firm, unless a particular proxy card withholds authorization to do so or provides contrary instructions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KMJ CORBIN & COMPANY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its responsibilities and to serve the interests of the Company and our stockholders. The corporate governance guidelines are available for review on our website at http://imprimispharma.investorroom.com.

Director Independence

Our Board of Directors currently consists of the following five members: Dr. Robert J. Kammer (Chairman); Stephen G. Austin; Dr. Richard L. Lindstrom; Mark L. Baum and William H. Nelson.  During part of 2014, Peter C. Kenny and August S. Bassani also served on our Board (Mr. Kenny resigned as of September 1, 2014 and Mr. Bassani resigned as of January 1, 2015).  The Board has determined that (i) Mr. Austin, Dr. Lindstrom and Mr. Nelson, comprising a majority of our current Board, are, and (ii) Mr. Bassani and Mr. Kenny were, “independent” directors, as that term is defined by Nasdaq Marketplace Rule 5605(a)(2). Mr. Baum is not independent because he currently serves as our Chief Executive Officer, and Dr. Kammer is not independent because of previous advisory relationships with the Company.

Nominations for Directors

Our Nomination and Corporate Governance Committee evaluates and recommends to the Board of Directors nominees for each election of directors. There are no stated minimum criteria for director nominees; rather, in considering potential new directors, the Nomination and Corporate Governance Committee considers a variety of factors and may identify and evaluate individuals from various disciplines and backgrounds.  Among the qualifications to be considered in the selection of candidates are the following: broad experience in business, finance or administration; familiarity with the Company’s industry; prominence and reputation in a particular profession or field of endeavor; and whether the individual has the time available to devote to the work of the Board and one or more of its committees. The Nomination and Corporate Governance Committee also reviews the activities and associations of each candidate to determine the independence of the candidate under applicable Nasdaq and Securities and Exchange Commission (“SEC”) rules and to ensure that there is no legal impediment, conflict of interest or other consideration that might hinder or prevent service on the Board.  In addition to these factors, the Nomination and Corporate Governance Committee may also consider such other factors as it may deem relevant or in the best interests of the Company and its stockholders. The Nomination and Corporate Governance Committee recognizes that under applicable regulatory requirements at least one member of the Board must, and believes that it is preferable that more than one member of the Board should, meet the criteria for an “audit committee financial expert” as defined by SEC rules. Further, although the Company does not have a formal diversity policy, the Nomination and Corporate Governance Committee seeks to nominate directors that bring to the Company a variety of perspectives, skills, expertise, and sound business understanding and judgment, derived from business, professional, governmental, finance, community and industry experience.

The Nomination and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant and considered valuable to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining new perspectives. If any member of the Board of Directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Nomination and Corporate Governance Committee would identify a new nominee to replace such director in light of the criteria and factors described above. If the Nomination and Corporate Governance Committee believes that the Board of Directors requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

The Nomination and Corporate Governance Committee reviews all director nominees, including those recommended by stockholders, in accordance with the factors and qualifications described above to determine whether they possess attributes the committee believes would be beneficial and valuable to the Company. The Nomination and Corporate Governance Committee will select qualified candidates and make its recommendations to the Board, which will formally decide whether to nominate the recommended candidates for election to the Board. Stockholders may recommend nominees for consideration by the Nomination and Corporate Governance Committee by complying with certain notification requirements set forth in our Bylaws. These requirements provide that a stockholder who desires to recommend a candidate for nomination to our Board of Directors must do so in writing to our Corporate Secretary at our principal executive offices, which written notice must be received no later than 90 days before the date of the annual meeting of stockholders at which directors are to be elected. The stockholder’s written notice must include, among other things as specified in our Bylaws, certain personal identification information about the stockholder and its recommended director nominee(s); the principal occupation or employment of the recommended director nominee(s); the class and number of shares of the Company that are beneficially owned by the stockholder and its recommended director nominee(s); and any other information relating to the recommended director nominee(s) that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Stockholders may obtain a copy of our Bylaws by writing to our Corporate Secretary at Imprimis Pharmaceuticals, Inc., c/o Corporate Secretary, 12264 El Camino Real, Suite 350, San Diego, California 92130, or by accessing our Bylaws on the Investor Relations section of our website at http://imprimispharma.investorroom.com. A stockholder who complies in full with all of the notice provisions set forth in our Bylaws will be permitted to present the director nominee at the applicable annual meeting of stockholders, but will not be entitled to have the nominee included in our proxy statement for the annual meeting unless an applicable SEC rule requires that we include the director nominee in our proxy statement.

Stockholder Communications with Directors

Stockholders may communicate with the Board of Directors by sending a letter to the Corporate Secretary, Imprimis Pharmaceuticals, Inc., 12264 El Camino Real, Suite 350, San Diego, California 92130. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and should indicate in the address whether the communication is intended for the entire Board, the non-employee directors as a group or an individual director. Each communication will be screened by the Corporate Secretary or his or her designee to determine whether it is appropriate for presentation to the Board or any specified director(s). Examples of inappropriate communications include junk mail, spam, mass mailings, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. Communications determined to be appropriate for presentation to the Board or the director(s) to whom they are addressed will be submitted to the Board or such director(s) on a periodic basis. Any communications that concern accounting, internal control or auditing matters will be handled in accordance with procedures adopted by the Audit Committee.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics, which is available for review on our website at http://imprimispharma.investorroom.com, and is also available in print, without charge, to any stockholder who requests a copy by writing to us at Imprimis Pharmaceuticals, Inc., 12264 El Camino Real, Suite 350, San Diego, California 92130, Attention: Investor Relations. Each of our directors, employees and officers, including our Chief Executive Officer, Chief Financial Officer, and all of our other principal executive officers, are required to comply with the Code of Business Conduct and Ethics. There have not been any waivers of the Code of Business Conduct and Ethics relating to any of our executive officers or directors in the past year.

Meetings and Committees of the Board

Our Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the committees of the Board. Regular communications between our directors and management also occur outside of formal meetings of the Board and committees of the Board.

Meeting Attendance

Our Board generally holds meetings on a quarterly basis, but may hold additional meetings as required. In 2014, the Board held seven meetings. Each of our directors attended 100% of the Board meetings that were held during the periods when he was a director and 100% of the meetings of each committee of the Board on which he served that were held during the periods that he served on such committee. We do not have a policy requiring that directors attend our annual meetings of stockholders.  All of our directors attended our 2014 annual meeting of stockholders.

Committees of the Board of Directors

Our Board currently has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee.

Audit Committee

Our Audit Committee is currently composed of Messrs. Stephen Austin (Chairman), Richard Lindstrom and William Nelson. Former directors August Bassani and Peter Kenny served on our Audit Committee in 2014 until their resignations from the Board and Messrs. Nelson and Lindstrom were subsequently nominated to replace them on the committee. Our Board has affirmatively determined that each member of the Audit Committee in 2014 was independent under Nasdaq Marketplace Rule 5605(a)(2) and satisfied all other qualifications under Nasdaq Marketplace Rule 5065(c) and the applicable rules of the SEC, and that each current member of the Audit Committee is independent under Nasdaq Marketplace Rule 5605(a)(2) and satisfies all other qualifications under Nasdaq Marketplace Rule 5605(c) and the applicable rules of the SEC. Our Board has also affirmatively determined that Stephen Austin and William Nelson each qualify as an “audit committee financial expert” as such term is defined in Regulation S-K under the Securities Act of 1933. The Audit Committee held six meetings in 2014.

The Audit Committee acts pursuant to a written charter that has been adopted by the Board, which is available for review on our website at http://imprimispharma.investorroom.com. The responsibilities of the Audit Committee include overseeing, reviewing and evaluating our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is also responsible for the appointment, compensation, retention, and as necessary, the termination of our independent registered public accounting firm.

Compensation Committee

Our Compensation Committee is currently composed of Messrs. Richard Lindstrom (Chairman), Stephen Austin and William Nelson.  Former directors August Bassani and Peter Kenny served on our Audit Committee in 2014 until their resignations from the Board and Messrs. Nelson and Lindstrom were subsequently nominated to replace them on the committee.  Our Board has affirmatively determined that each member of the Compensation Committee during 2014 was independent under Nasdaq Marketplace Rule 5605(a)(2) and satisfied all other qualifications under Nasdaq Marketplace Rule 5065(d) and the applicable rules of the SEC, and that each current member of the Compensation Committee is independent under Nasdaq Marketplace Rule 5605(a)(2) and satisfies all other qualifications under Nasdaq Marketplace Rule 5065(d) and the applicable rules of the SEC. The Compensation Committee held four meetings in 2014.

The Compensation Committee acts pursuant to a written charter that has been adopted by the Board, which is available for review on our website at http://imprimispharma.investorroom.com. The responsibilities of the Compensation Committee include reviewing and making recommendations to our Board concerning the compensation and benefits of our executive officers, including our Chief Executive Officer, and directors, overseeing the administration of our stock option and employee benefits plans, and reviewing general policies relating to compensation and benefits.

Nomination and Corporate Governance Committee

Our Nomination and Corporate Governance Committee is currently composed of Messrs. William Nelson (Chairman), Stephen Austin and Richard Lindstrom.  Former directors August Bassani and Peter Kenny served on our Audit Committee in 2014 until their resignations from the Board and Messrs. Nelson and Lindstrom were subsequently nominated to replace them on the committee. Our Board has affirmatively determined that each member of the Nomination and Corporate Governance Committee during 2014 was independent under Nasdaq Marketplace Rule 5605(a)(2), and that each current member of the Nomination and Corporate Governance Committee is independent under Nasdaq Marketplace Rule 5605(a)(2). The Nomination and Corporate Governance Committee held three meetings in 2014.

The Nomination and Corporate Governance Committee acts pursuant to a written charter that has been adopted by the Board, which is available for review on our website at http://imprimispharma.investorroom.com. The responsibilities of the Nomination and Corporate Governance Committee include evaluating and making recommendations to the Board with respect to director nominees and providing oversight of our corporate governance policies and practices.

Board Leadership Structure

The Board may, but is not required to, select a Chairman of the Board on an annual basis. The positions of Chairman of the Board and Chief Executive Officer may be filled by one individual or two different individuals.  Currently the positions of Chairman of the Board and Chief Executive Officer are separated.  Our Board believes that this structure has allowed Mark L. Baum, Chief Executive Officer, to focus on our day-to-day business, while allowing Robert Kammer, our Chairman of the Board, to lead the Board in its fundamental role of providing advice to and independent oversight (including risk oversight) of management.

Our separated Chairman of the Board and Chief Executive Officer positions are augmented by our independent directors, who comprise all of our Board committees and meet regularly in executive session without Dr. Kammer, Mr. Baum or other members of our management present to ensure that our Board maintains an appropriate level of independent oversight of management.

Board Role in Risk Management

The Board as a whole has responsibility for risk oversight, and each Board committee has responsibility for reviewing certain risk areas and reporting to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management of critical risks and management’s risk mitigation strategies in certain focus areas. These areas of focus include strategic, operational, financial and reporting, succession and compensation, and other areas. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets with key management personnel and representatives of outside advisors as required.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Risks and exposures associated with our business strategy and other current matters that may present material risk to our financial performance, operations, prospects or reputation.
Audit Committee
Overall policies with respect to risk assessment and risk management, material pending legal proceedings involving the Company and other contingent liabilities, any potential related party or conflict of interest transactions, as well as other risks and exposures that may have a material impact on our financial statements.

Compensation Committee	Risks and exposures associated with management succession planning and executive compensation programs and arrangements, including incentive plans.
Nomination and Corporate Governance Committee	Risks and exposures associated with director succession planning, corporate governance, and overall board effectiveness.

Transactions with Related Persons

Since the beginning of 2013, there have been no transactions in which the Company was or is a participant, and there are no currently proposed transactions in which the Company is to be a participant, in which the amount involved exceeds the lesser of $120,000 or 1% of the Company’s average assets at year end for the last two completed fiscal years, and in which any director, officer or beneficial holder of more than 5% of any class of our voting securities or member of such person’s immediate family had or will have a direct or indirect material interest.

Company Policy Regarding Related Party Transactions

The charter of the Audit Committee of our Board tasks the Audit Committee with reviewing all related party transactions for potential conflict of interest situations on an ongoing basis (if such transactions are not reviewed and overseen by another independent body of the Board).  In accordance with that policy, the Audit Committee’s general practice is to review and oversee any transactions that are reportable as related party transactions under the Financial Accounting Standards Board (“FASB”) and SEC rules and regulations. Management advises the Audit Committee and the full Board of Directors on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports filed by such persons.

Based solely on our review of the copies of such reports furnished to us, we believe that during the fiscal year ended December 31, 2014, all executive officers, directors and greater than 10% beneficial owners of our common stock complied with the reporting requirements of Section 16(a) of the Exchange Act.

Executive Officers

Executive officers are appointed by our Board and serve at its discretion. Set forth below is information regarding our executive officers as of April 9, 2015.

Name	Position	Age
Mark L. Baum	Chief Executive Officer and Director	42
Andrew R. Boll	Chief Financial Officer and Secretary	32
John P. Saharek	Chief Commercial Officer	55

Mr. Baum’s biographical information is included with such information for the other members of our Board.

Andrew R. Boll, CFA, CMA has been our Chief Financial Officer since February 2015 and previously served as the Company’s Vice President of Accounting and Financial Reporting since February 2012, overseeing the Company’s accounting and financial reporting, investor relations, human resources and other operational departments. Prior to that, Mr. Boll served as a consultant to the Company from December 2011 to February 2012. Mr. Boll has several years of experience in finance and accounting roles, including significant experience working with small capitalization companies and focusing on restructured and reorganized businesses.  From November 2007 to November 2011, Mr. Boll worked for BCGU, LLC, a privately held fund manager specializing in capital venture type investment opportunities, and its related entities. There he provided financial and accounting consulting services to public and private company clients. From 2004 to 2007, Mr. Boll held various accounting roles at Welsh Companies, LLC, a privately held commercial real estate company, its fund and its other subsidiaries. Mr. Boll is a CFA charterholder, Certified Management Accountant and earned his B.S. degree in Corporate and Public Finance. He is a member of the Institute of Management Accountants, the CFA Institute, and the CFA Society of San Diego.

John Saharek has been our Chief Commercial Officer since February 2015 and previously served as the Company’s Vice President of Commercialization, Ophthalmology since November 2012.  He is a senior healthcare industry executive with over 30 years of experience developing and commercializing pharmaceutical, biotech, surgical device and diagnostic product portfolios. His experience in these areas includes designing and executing strategic commercial plans, building brands, launching new products and holding leadership roles for a variety of healthcare companies. Over the past 15 years Mr. Saharek has been focused in the ophthalmology industry. Before joining the Company, he was the Head of U.S. Marketing and Strategy (April 2013 to October 2013) and National Director, Sales and Reimbursement (July 2011 to April 2013) for ThromboGenics Inc., a biotherapeutics company, where he worked on developing the commercial strategy and building a team to launch a new biologic into the U.S. market. Prior to that he was Vice President, Business Development at SurModics Inc., a provider of medical device coatings and in vitro diagnostic products, from March 2006 to July 2011, where he worked with large and small pharmaceutical companies on multi-platform drug delivery initiatives in the U.S. and internationally. Earlier in his career, he held positions in marketing and sales at a number of companies, including his tenure with Bausch & Lomb. Mr. Saharek has a Masters of Business Administration degree from the University of Hartford and a Bachelor’s degree from Central Connecticut State University.

DIRECTOR COMPENSATION

Director Compensation Program for Fiscal Year Ended December 31, 2014

Cash Compensation

From January to March 2014, non-employee directors were paid in quarterly installments an annual retainer fee of $28,000.  In addition to the annual retainer fee, non-employee directors also received fees associated with their roles as Chairman of the Board, committee chairs and committee members ranging from $3,200 to $16,000 annually depending on the role.

In March 2014, the Board of Directors modified the Board cash compensation program for 2014 to provide for a single annual retainer fee of $50,000 for all non-employee directors, with no additional payments for serving on committees or in leadership positions.

In July 2014, the Board of Directors further modified the Board cash compensation program for 2014 to provide for a single annual retainer fee of $40,000 for all non-employee directors, with no additional payments for serving on committees or in leadership positions.

Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Equity Compensation

We do not have a formal equity compensation program for our non-employee directors. Rather, our Compensation Committee and our Board determine, in their discretion, if and when to grant equity awards to any of our directors and the amount and other terms of any such award.

In September 2014, the Company granted an aggregate of 26,492 restricted stock unit awards (“RSUs”) (6,623 RSUs per non-employee director) to its non-employee directors, with an aggregate value of approximately $200,000. These RSUs vest in equal quarterly installments over a one-year period subject to the director’s continued service, but the issuance and delivery of the shares subject to the RSUs are deferred until the director resigns or otherwise terminates his service as a director.

Director Compensation Table

The following table shows the compensation earned by or awarded or paid in 2014 to the individuals who served as our non-employee directors during such period. Dr. Richard L. Lindstrom was appointed to the Board effective January 1, 2015 and, as a result, received no compensation from the Company for service in 2014. All compensation received by Mr. Baum, is disclosed in the Summary Compensation Table below.  Mr. Baum did not receive any additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)		Other ($)	Total ($)
Robert J. Kammer	$45,000	$50,004	(3)	$-	$95,004
Stephen G. Austin	$46,800	$50,004	(3)	$-	$96,804
August S. Bassani (4)	$47,200	$50,004	(3)	$-	$97,204
Peter C. Kenny (5)	$36,500	$-		$-	$36,500
William H. Nelson	$13,333	$50,004	(3)	$-	$63,337

(1)
Reflects the dollar amount of the grant date fair value of awards granted in 2014, measured in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718 (“Topic 718”) and without adjustment for estimated forfeitures. For a discussion of the assumptions used to calculate the value of equity awards, refer to Note 11 to our consolidated financial statements for the fiscal year ended December 31, 2014 included in the Annual Report.

(2)	The aggregate number of stock and option awards held as of December 31, 2014 by each non-employee director are as follows:

Name	Shares Underlying Stock Options	Shares Underlying RSUs	Total
Robert J. Kammer	-	13,488	13,488
Stephen G. Austin	17,123	13,488	30,611
August S. Bassani	7,603	13,488	21,091
William H. Nelson	-	6,623	6,623
Peter C. Kenny	-	-	-

(3)
Represents awards of 6,623 RSUs granted to non-employee directors in September 2014. These RSUs vest in equal quarterly installments over a one-year period subject to the director’s continued service, but the issuance and delivery of the shares subject to the RSUs are deferred until the director resigns or otherwise terminates his service as a director.

(4)	Former director August Bassani resigned from the Board of Directors for personal reasons effective as of January 1, 2015.
(5)	Former director Peter Kenny resigned from the Board of Directors for personal reasons effective as of September 1, 2014.

EXECUTIVE COMPENSATION

Roles in Determining Executive Officer Compensation

Compensation Committee

In accordance with its charter, the Compensation Committee is responsible for, among other things, reviewing and evaluating our executive officer compensation program, including, among other things: (i) determining the objectives of the executive officer compensation program and reviewing and recommending to the Board the program as a whole and the elements of compensation that comprise the program to be consistent with such objectives; (ii) evaluating the performance of the Chief Executive Officer, and in consultation with the Chief Executive Officer, the performance of our other executive officers, in light of the level of achievement of individual and corporate goals and objectives; and (iii) approving and/or recommending to the Board the compensation package for all executive officers of the Company.  In accordance with its charter, the Compensation Committee, from time to time, solicits information and, as appropriate, recommendations from management of the Company with respect to executive officer compensation, although the ultimate determination and any recommendations to the Board remain with the Compensation Committee.

The Compensation Committee considers, with respect to each of the Company’s executive officers, the total compensation that may be awarded, including base salary, annual incentive compensation, long-term incentive compensation, and other benefits, such as discretionary cash bonuses, perquisites and other personal benefits available to each executive officer or that may be received by such executive officer under certain circumstances, including compensation payable upon termination of the executive officer under an employment agreement or severance agreement (if applicable). The Compensation Committee recognizes that its overall goal is to award compensation that is reasonable when all elements of potential compensation are considered.

Chief Executive Officer

Compensation for the Chief Executive Officer is reviewed, evaluated and approved by the Compensation Committee without the presence or participation of the Chief Executive Officer.

The Chief Executive Officer reviews and makes recommendations to the Compensation Committee with respect to the compensation of our other executive officers and other members of senior management.  While the Compensation Committee may review and consider recommendations of the Chief Executive Officer, the Compensation Committee takes such action regarding compensation as it deems appropriate, which may include concurring with the Chief Executive Officer’s recommendations, or proposing adjustments to such recommendations, prior to the Compensation Committee approving any compensation.

Compensation Consultants

Although the Compensation Committee did not engage a compensation consultant in 2014, the Compensation Committee has the authority to engage the services of independent compensation consultants to assist with executive compensation review and analysis at its discretion. Such a compensation consultant may be engaged to, among other things, provide an independent review of our executive compensation and validate the methods and scope of internal review being conducted.  Pursuant to its charter and in accordance with applicable SEC and NASDAQ requirements, the Compensation Committee would assess the independence of any such compensation consultant and the existence of any conflicts of interest prior to any engagement.

Summary Compensation Table

The following table summarizes compensation earned by or awarded or paid to our named executive officers for 2014, which consist of all individuals serving as our principal executive officer in 2014 and our next most highly compensated executive officer who was serving as an executive officer at the end of 2014.  Mr. Saharek’s compensation information is not included in the table below, as he was not an executive officer of the Company at the end of 2014.

Name and principal position	Year	Salary	Stock Awards (1)		Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Mark L. Baum	2014	$327,456	$-		$94,718	$203,980	$7,800	$633,954
Chief Executive Officer	2013	$296,850	$3,688,257	(4)	$1,401,624	$125,000	$-	$5,511,731

Andrew R. Boll	2014	$154,125	$-		$45,514	$95,000	$5,991	$300,630
Chief Financial Officer (5)	2013	$138,750	$-		$467,298	$46,500	$-	$652,548

(1)
Reflects the dollar amount of the grant date fair value of awards granted during the respective fiscal years, measured in accordance with Topic 718 and without adjustment for estimated forfeitures. For a discussion of the assumptions used to calculate the value of equity awards, refer to Note 11 to our consolidated financial statements for the fiscal year ended December 31, 2014 included in the Annual Report. For information about the material terms of each equity award, see the table entitled “Outstanding Equity Awards at Fiscal Year End” below.

(2)
Amounts represent payouts under the Company’s annual cash bonus incentive plan based on the Company’s performance measured against the corporate objectives established for the named executive officer and the named executive officer’s individual performance measured against his individual goals. Such amounts are determined and paid after the end of each fiscal year, but reflect individual and Company performance for the respective fiscal years reflected above.  Amounts indicated for 2014 had not been paid to the named executive officers as of April 9, 2015.

(3)	Amounts represent matching contributions made by us for the named executive officer under our 401(k) retirement savings plan.
(4)
Represents the fair market value on the date of grant of RSUs awarded to Mr. Baum in 2013 under the 2007 Incentive Stock and Awards Plan (the “Plan”) and pursuant to the terms of his employment agreement with us. Of these RSUs, 200,000 vest on the third anniversary of the date of grant contingent upon continuous service to the Company through such date, and 1,050,000 RSUs vest on the third anniversary of the date of grant contingent upon the satisfaction of certain market-based vesting criteria during the three-year period. For a more detailed description of the terms of this performance-based award, see the discussion under “Compensation Arrangements with Mark L. Baum–Performance Equity Award” below. For a discussion of the material terms of Mr. Baum’s other outstanding equity awards, see the description of Mr. Baum’s employment agreement and the table entitled “Outstanding Equity Awards at Fiscal Year End” below.

(5)
Compensation information for Mr. Boll is related to compensation for his service as our Vice President of Accounting and Public Reporting during the periods presented.  Mr. Boll was appointed as the Company’s Chief Financial Officer in February 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2014.

Option Awards					Stock Awards
Equity
							Equity	Incentive Plan
							Incentive Plan	Awards:
							Awards:	Market
	Number of	Number of				Market Value	Number of	Value of
	Securities	Securities			Number	of Shares or	Unearned	Unearned
	Underlying	Underlying			of Shares	Units of	Shares or Units	Shares or Units
	Unexercised	Unexercised	Option	Option	or Units	Stock that	that	that
	Options	Options	Exercise	Expiration	of Stock that	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Price	Date	Have Not Vested	Vested (1)	Vested	Vested (1)
Mark L. Baum	125,000(2)	-	$ 2.40	1/25/2022	-	-	-	-
	60,000(3)	-	$ 4.50	3/31/2017	-	-	-	-
	25,000(4)	-	$ 4.50	3/31/2017	-	-	-	-
	90,000(5)	90,000	$ 8.99	5/2/2023	-	-	-	-
	-(6)	15,400	$ 7.71	2/10/2024	-	-	-	-
	-	-	-	-	200,000(7)	$ 1,500,000	-	-
	-	-	-	-	-	-	1,050,000(8)	$ 7,875,000
Andrew R. Boll	14,167(9)	833	$ 3.68	1/25/2016	-	-	-	-
	45,000(10)	45,000	$ 6.00	4/1/2023	-	-	-	-
	-(11)	7,400	$ 7.71	2/10/2024	-	-	-	-

(1)
Calculated by multiplying the number of unvested shares by $7.50, the closing price per share of our common stock on The NASDAQ Capital Market on December 31, 2014 (which was the last business day of our 2014 fiscal year).

(2)
Represents an option granted to Mr. Baum on April 1, 2012 under the Plan as compensation for his services, including his service as Chairman of the Board. The option vested in 12 equal monthly installments of 10,417 shares commencing on January 25, 2012.

(3)
Represents an option granted to Mr. Baum on April 1, 2012 under the Plan in connection with his appointment as our Chief Executive Officer. The option vested over a two-year period, with 15,000 shares vesting immediately upon issuance and an additional 1,875 shares vesting monthly for the 24 months thereafter.

(4)
Represents an option granted to Mr. Baum on April 1, 2012 under the Plan in connection with his services as a director. The option vested in four equal quarterly installments of 6,250 shares commencing on June 30, 2012.

(5)
Represents an option granted to Mr. Baum on May 2, 2013 under the Plan in connection with his services as our Chief Executive Officer and pursuant to the terms of his employment agreement with us. The option vests in 12 equal quarterly installments of 15,000 shares over three years commencing on the three-month anniversary of the date of grant.

(6)
Represents an option granted to Mr. Baum on February 10, 2014 under the Plan in connection with his services as our Chief Executive Officer. The option vests in three equal annual installments of 5,133 shares over three years commencing on the one-year anniversary of the date of grant.

(7)
Represents an award of RSUs granted to Mr. Baum on May 2, 2013 under the Plan in connection with his services as our Chief Executive Officer and pursuant to the terms of his employment agreement with us. The RSUs vest in full on May 2, 2016 contingent upon continuous service to the Company through such date.

(8)
Represents an award of RSUs granted to Mr. Baum on May 2, 2013 under the Plan in connection with his services as our Chief Executive Officer and pursuant to the terms of his employment agreement with us. The RSUs vest upon achieving and maintaining certain stock price targets over a three-year period. For a more detailed description of the terms of this award, see the description under “Compensation Arrangements with Mark L. Baum–Performance Equity Award” below.

(9)
Represents an option granted to Mr. Boll on February 1, 2012 under the Plan in connection with his appointment as our Vice President, Accounting and Public Reporting. The option vests in equal monthly installments of 416 shares over the 36-month period following the date of grant.

(10)
Represents an option granted to Mr. Boll on April 1, 2013 under the Plan in connection with his service as our Vice President, Accounting and Public Reporting (and currently as our Chief Financial Officer). The option vests in 12 equal quarterly installments of 7,500 shares over three years commencing on the three-month anniversary of the date of grant.

(11)
Represents an option granted to Mr. Boll on February 10, 2014 under the Plan in connection with his services as our Vice President, Accounting and Public Reporting (and currently as our Chief Financial Officer). The option vests in three equal annual installments of 2,467 shares over three years commencing on the one-year anniversary of the date of grant.

Compensation Arrangements with Mark L. Baum

Amended and Restated Employment Agreement

On May 2, 2013, we entered into an amended and restated employment agreement with Mark L. Baum, our Chief Executive Officer. The employment agreement has an initial term of three years and will automatically renew thereafter for consecutive one-year terms unless earlier terminated by either party. The agreement provides for an initial annual base salary of $329,000 and a target annual incentive bonus of 45% of his annual base salary. In addition, as described more fully below, pursuant to the employment agreement, Mr. Baum received the following equity incentive awards: (i) 180,000 options to purchase our common stock; (ii) 200,000 restricted stock units subject to time-based vesting; and (iii) 1,050,000 restricted stock units subject to performance-based vesting.

2013 Performance Equity Award

Under his employment agreement, Mr. Baum was granted a performance-based award (the “Performance Equity Award”) of 1,050,000 restricted stock units. The Performance Equity Award vests three years after the date of grant contingent upon the satisfaction of certain performance-based vesting criteria during the three-year period. The performance-based vesting criteria are broken into five equal tranches and require that the Company achieve and maintain certain stock price targets ranging from $10 per share to $30 per share during the three-year period following the grant date. These market-based vesting conditions are set forth below:

Tranche	Number of Shares	Target Share Price
Tranche 1	19.05% of the shares subject to the Performance Equity Award	$10.00 or greater
Tranche 2	19.05% of the shares subject to the Performance Equity Award	$15.00 or greater
Tranche 3	19.05% of the shares subject to the Performance Equity Award	$20.00 or greater
Tranche 4	19.05% of the shares subject to the Performance Equity Award	$25.00 or greater
Tranche 5	23.80% of the shares subject to the Performance Equity Award	$30.00 or greater

The closing sale price of our common stock on May 2, 2013, the date the Performance Equity Award was granted, was $8.99 per share. Accordingly, Tranche 1 vesting requires a stock price appreciation of 11%, Tranche 2 vesting requires a stock price appreciation of 67%, Tranche 3 vesting requires a stock price appreciation of 122%, Tranche 4 vesting requires a stock price appreciation of 178% and Tranche 5 vesting requires a stock price appreciation of 234%. For each respective tranche to vest the following conditions must be met: (i) the Company’s common stock must have an official closing price at or above the Target Share Price for the respective tranche (each such date, a “Trigger Date”); (ii) during the period that includes the Trigger Date and the immediately following 19 trading days (the “Measurement Period”), the arithmetic mean of the 20 closing prices of the Company’s common stock during the Measurement Period must be at or above the Target Share Price for such tranche; and (iii) with certain limited exceptions, Mr. Baum must be in continuous service with the Company through the third anniversary of the grant date. Any unvested shares under the Performance Equity Award will be forfeited on the third anniversary of the grant date. In addition, the Performance Equity Award contains an incentive recoupment (or “clawback”) provision that provides for Mr. Baum’s forfeiture or repayment of the benefits granted under the Performance Equity Award under certain circumstances.

On the date of grant of the Performance Equity Award, (i) insufficient shares were authorized for grant under the Plan to accommodate the full Performance Equity Award and (ii) the per person grant limit under the Plan for grants of performance-based restricted stock units was 600,000 shares. As a result, under the terms of the employment agreement with Mr. Baum, the earning and issuance of any shares under the Performance Equity Award that would exceed the number of shares available for grant and/or the applicable annual per person grant limit for performance-based restricted stock units under the Plan was subject to approval by our stockholders of increases to the number of shares available for grant and the applicable annual per person grant limit for performance-based restricted stock units under the Plan. The Board approved such increases on May 2, 2013, and our stockholders approved such increases on September 27, 2013. As a result, 600,000 RSUs under the Performance Equity Award were granted to Mr. Baum effective May 2, 2013 and the remaining 450,000 RSUs were granted to Mr. Baum effective September 27, 2013.

Other Equity Incentive Grants

In July 2012, Mr. Baum was granted 160,000 RSUs with certain performance-based vesting features. Of these, 40,000 RSUs vested upon the closing of our public offering in 2013. Concurrent with the issuance in September 2013 of the 450,000 performance-based RSUs under the Performance Equity Award, Mr. Baum agreed to cancel the remaining 120,000 unvested RSUs previously granted to him in July 2012. As a result, the issuance of the 450,000 RSUs has been treated as a modification of the RSU granted to Mr. Baum in July 2012 for accounting purposes.

Mr. Baum has received other equity awards, as detailed in the table entitled “Outstanding Equity Awards at Fiscal Year End” above, and is eligible to receive additional equity awards at the time awards are granted to other senior executives and otherwise at the discretion of the Board.

CEO Qualifying Termination

If the Company terminates Mr. Baum’s employment without “Cause” or Mr. Baum terminates his employment for “Good Reason” (as those terms are defined in Mr. Baum’s employment agreement) (a termination without Cause or for Good Reason a “CEO Qualifying Termination”), Mr. Baum would be entitled to receive, subject to the satisfaction of certain conditions: (i) accrued and unpaid base salary through the termination date; (ii) a prorated bonus payment for the year in which the termination occurs; (iii) a severance payment equal to the sum of (A) his annual base salary plus (B) one times his actual bonus payment in the two prior years; and (iv) continued group health plan coverage through COBRA for 18 months after the termination date.

In addition, in the event of a CEO Qualifying Termination:

•
The portion of the Performance Equity Award for which the associated stock price vesting targets have been satisfied at the time of the CEO Qualifying Termination would vest immediately. In addition, any portion of the Performance Equity Award for which the associated stock price vesting targets are satisfied within 12 months following the CEO Qualifying Termination would vest on the date of the satisfaction of such vesting criteria. Further, in the event of a CEO Qualifying Termination after the first anniversary and before the third anniversary of the grant date of the Performance Equity Award and on or within 12 months following a “Change of Control” (as the term is defined in the Plan), all shares subject to the Performance Equity Award that would have vested prior to the date of the CEO Qualifying Termination based on the achievement of the associated stock price vesting targets and all shares subject to the Performance Equity Award with an associated stock price vesting target at or below the per share consideration in the Change of Control transaction would, in each case, vest in full.

•
The portion of an option to purchase 180,000 shares of our common stock granted pursuant to Mr. Baum’s employment agreement that is scheduled to vest within 12 months after the date of such CEO Qualifying Termination would vest and become exercisable on the date of such CEO Qualifying Termination. In addition, in the event of a CEO Qualifying Termination within two years after a “Change of Control” (as the term is defined in the Plan), the option would vest and become exercisable in full.

•
A portion of an award of 200,000 RSUs granted pursuant to Mr. Baum’s employment agreement computed based on the length of Mr. Baum’s service for the Company after the grant date of the award would vest in full on the date of the CEO Qualifying Termination. In addition, in the event of a CEO Qualifying Termination within one year after a “Change of Control” (as the term is defined in the Plan), the RSUs would vest in full.

•	All unvested shares under all other outstanding option awards would vest in full upon a “Change of Control” (as the term is defined in the Plan).

Compensation Arrangements with Andrew R. Boll

Employment Agreements

On January 25, 2012, we entered into an employment agreement with Mr. Boll to serve as our Vice President of Accounting and Public Reporting, which became effective as of February 1, 2012 and had a term of three years. Mr. Boll received an initial annual base salary of $60,000 under the terms of the employment agreement, which was increased to $90,000 on October 1, 2012 and was further increased to $155,000 on April 1, 2013.

Effective as of February 1, 2015, we entered into an amended and restated employment agreement with Mr. Boll in connection with his appointment as our Chief Financial Officer, which restates and supersedes his prior employment agreement with us.  The amended and restated employment agreement provides for the following, among other things: (i) a term of three years, (ii) an annual base salary of $200,000; (iii) eligibility to receive an annual cash bonus in an amount equal to at least 20% of his then-current annual base salary and a target of 50% of his then-current annual base salary, with the precise amount to be determined at the discretion of the Board; and (iv) certain initial equity awards in connection with his appointment as our Chief Financial Officer, as described under “—Equity Incentive Grants” below.

Equity Incentive Grants

In connection with Mr. Boll’s appointment as our Chief Financial Officer and pursuant to the terms of his amended and restated employment agreement, the Board granted the following equity awards to Mr. Boll on February 1, 2015, in each case under the Plan: (i) a performance-based restricted stock unit award of up to 157,500 shares of the Company’s common stock, which is similar in design and structure to the Performance Equity Award granted to Mr. Baum and which will vest three years after the date of grant if the Company achieves and maintains certain stock price vesting targets during the three-year period, subject to Mr. Boll’s continued employment with the Company on such date, and (ii) a restricted stock unit award of up to 30,000 shares of the Company’s common stock, which will vest three years after the date of grant, subject to Mr. Boll’s continued employment with the Company on such date.

Mr. Boll has received other equity awards, as detailed in the table entitled “Outstanding Equity Awards at Fiscal Year End” above, and is eligible to receive additional equity awards at the time awards are granted to other senior executives and otherwise at the discretion of the Board.

CFO Qualifying Termination

If Mr. Boll is terminated without “Cause” or if he terminates his employment with the Company for “Good Reason” (as those terms are defined in Mr. Boll’s employment agreement) (any such termination, a “CFO Qualifying Termination”), then Mr. Boll would be entitled to receive, subject to the satisfaction of certain conditions, continued payments of his then-current annual base salary for six months following the date of his termination and a lump-sum payment equal to the pro-rated portion of his minimum annual cash bonus for the then-current year.  In the event of a Qualifying Termination of Mr. Boll on or within 12 months following a “Change of Control” (as such term is defined in Mr. Boll’s employment agreement), Mr. Boll would be entitled to receive, subject to the satisfaction of certain conditions, continued payments of his then-current annual base salary for six months following the date of his termination, a lump-sum payment equal to the pro-rated portion of his minimum annual cash bonus for the then-current year, immediate vesting of all of his outstanding equity awards as of the date of the termination, and, subject to certain conditions, a gross-up payment equal to the amount of any excise tax owed by Mr. Boll as a result of such severance payments.

In addition, in the event of a CFO Qualifying Termination:

•
The portion of the performance-based restricted stock unit award for which the associated stock price vesting targets have been satisfied at the time of the CFO Qualifying Termination would vest immediately. In addition, any portion of the award for which the associated stock price vesting targets are satisfied within 12 months following the CFO Qualifying Termination would vest on the date of the satisfaction of such vesting criteria. Further, in the event of a CFO Qualifying Termination after the first anniversary and before the third anniversary of the grant date of the award and on or within 12 months following a “Change of Control” (as the term is defined in the Plan), all shares subject to the award that would have vested prior to the date of the CFO Qualifying Termination based on the achievement of the associated stock price vesting targets and all shares subject to the award with an associated stock price vesting target at or below the per share consideration in the Change of Control transaction would, in each case, vest in full.

•
All unvested shares under the award of 30,000 RSUs granted pursuant to Mr. Boll’s amended and restated employment agreement would vest in full upon the occurrence of a “Change of Control” (as the term is defined in the Plan).

•	All unvested shares under all outstanding option awards would vest in full upon a “Change of Control” (as the term is defined in the Plan).

Annual Cash Bonus Incentive Plan

We provide executive officers with performance-based cash bonuses under our annual cash bonus incentive plan. Under this plan, corporate and individual goals are established at the beginning of each fiscal year by the Compensation Committee with input from senior management. For 2014, our Chief Financial Officer was assigned annual incentive bonus targets with 65% of the bonus attributed to corporate performance and 35% based on individual performance. For 2015, executive officers, except for the Chief Executive Officer, are assigned annual incentive bonus targets with 55%-60% of the bonus attributed to corporate performance and 40%-45% based on individual performance. For 2014 and 2015, the annual incentive bonus for our Chief Executive Officer is based 100% on overall corporate performance.  An executive officer’s target annual incentive bonus amount relative to his annual base salary is established depending on the executive officer’s accountability, scope of responsibility and potential impact on the Company’s performance. Target annual incentive bonus levels for 2014 were 45% of annual base salary for our Chief Executive Officer and 30% of annual base salary for our Chief Financial Officer, and in 2015, 45% for our Chief Executive Officer and 50% for all other executive officers. At the end of each fiscal year, the Compensation Committee, with input from senior management, evaluates individual and corporate performance compared against the goals established under the plan, which determines the size of the total bonus pool from which cash bonuses are to be paid to executive officers. Based on this evaluation, the Compensation Committee determined to award, for service performed in 2014, our Chief Executive Officer a cash incentive bonus equal to 62% of his annual base salary and our Chief Financial Officer a cash incentive bonus equal to 61.3% of his annual base salary.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our compensation plans under which our equity securities are authorized for issuance as of December 31, 2014.

EQUITY COMPENSATION PLAN INFORMATION

	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	2,322,652	$5.74	(2)	2,366,369
Equity compensation plans not approved by security holders	690,944	6.05		-
Total	3,013,596	$5.81	(2)	2,366,369

(1)
Represents shares reserved under the Plan. See Note 11 to our consolidated financial statements included in the Annual Report.  The Plan was initially adopted on September 17, 2007, and was subsequently amended on November 5, 2008, February 26, 2012, July 18, 2012, May 2, 2013 and September 27, 2013.  As of December 31, 2014, the Plan provided for the issuance of a maximum of an aggregate of 5,000,000 shares of the Company’s common stock.

(2)	Excludes outstanding RSUs, which have no associated exercise price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the shares of our common stock beneficially owned by (i) each of our directors, (ii) each of our named executive officers, (iii) all of our directors and executive officers as a group, and (iv) all persons known by us to beneficially own more than 5% of our outstanding common stock. We have determined the beneficial ownership shown on this table in accordance with the rules of the Securities and Exchange Commission. Under these rules, shares are considered beneficially owned if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such shares. Except as otherwise indicated in the accompanying footnotes, the information in the table below is based on information as of April 9, 2015. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power with respect to shares of common stock and the address for such person is c/o Imprimis Pharmaceuticals, Inc. 12264 El Camino Real, Suite 350, San Diego, CA 92130.

Beneficial Owner	Amount and Nature of Beneficial Ownership
	Number of Shares	Percentage (1)
5% + Stockholders
John W. Fish, Jr. (2)	603,170	6.44%
Don Miloni (3)	1,243,513	13.17%
Professional Compounding Centers of America, Inc. (4)	832,682	8.90%
Manchester Management Company, LLC and James E. Besser (5)	608,360	6.50%
Opaleye Management Inc. and James Silverman (6)	560,000	5.99%

Directors and Officers
Mark L. Baum (7)	546,931	5.64%
Andrew R. Boll (8)	77,466	*
John P. Saharek (9)	10,312	*
Robert J. Kammer (10)	986,891	10.52%
Stephen G. Austin (11)	28,956	*
William H. Nelson (12)	4,968	*
Richard L. Lindstrom	-	*
All executive officers and directors as a group (7 persons)	1,655,524	16.84%

*	Represents less than 1%.
(1)
Beneficial ownership percentages are based on 9,353,704 shares of our common stock outstanding as of April 9, 2015. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after April 9, 2015 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 10,190 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of April 9, 2015.
(3)
This information is as of December 31, 2014 and is based on a Schedule 13G filed September 6, 2012 by Donald Miloni. Includes 878,576 shares held in his name, 25,316 shares held by Mr. Miloni’s spouse, 151,899 shares held by 1425 Greenwood Lane, LLC, of which Mr. Miloni is the beneficial owner, 102,766 shares held by RCHER Financial, LLC, of which Mr. Miloni is a beneficial owner and 84,956 shares of common stock issuable upon the exercise of warrants exercisable within 60 days after April 9, 2015 (of which Mr. Miloni holds warrants to acquire 15,282 shares, Mr. Miloni’s spouse holds warrants to acquire 6,329 shares, 1425 Greenwood Lane, LLC holds warrants to acquire 37,975 shares, and RCHER Financial, LLC holds warrants to acquire 25,370 shares).

(4)
This information is as of December 31, 2014 and is based on a Schedule 13G filed September 13, 2012 by Professional Compounding Centers of America, Inc. The address for Professional Compounding Centers of America, Inc. is 9901 South Wilcrest Dr., Houston, Texas 77099.

(5)
This information is as of December 31, 2014 and is based on a Schedule 13G/A filed January 22, 2015 by James E. Besser and Manchester Management Company, LLC (“Manchester”). Represents 578,360 shares held of record by advisory clients of Manchester and 30,000 shares held of record by Mr. Besser.  Mr. Besser, the managing member of Manchester, may be deemed to beneficially own the shares held of record by Manchester. The address for Mr. Besser and Manchester is 131 Charles Street, 1st Floor, Boston, Massachusetts 02114.

(6)
This information is as of December 31, 2014 and is based on a Schedule 13G/A filed February 13, 2015 by Opaleye Management Inc. (“Opaleye”) and James Silverman. Mr. Silverman, President of Opaleye, may be deemed to beneficially own the shares held of record by Opaleye. The address for Mr. Silverman and Opaleye is 9B Russell Street, Cambridge, Massachusetts 02140.

(7)
Includes 335,133 shares of common stock issuable upon the exercise of stock options and 2,413 shares of common stock issuable upon the exercise of warrants, in each case exercisable within 60 days after April 9, 2015.

(8)	Includes 77,466 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 9, 2015.
(9)
Includes 10,312 shares of common stock issuable upon the exercise of stock options and 2,413 shares of common stock issuable upon the exercise of warrants, in each case exercisable within 60 days after April 9, 2015.

(10)	Includes 11,833 shares of common stock issuable upon Mr. Kammer’s discontinuation of service as a director.
(11)
Includes 17,123 shares of common stock issuable upon the exercise of stock options exercisable within 60 days after April 9, 2015 and 11,833 shares of common stock issuable upon Mr. Austin’s discontinuation of service as a director.

(12)	Includes 4,968 shares of common stock issuable upon Mr. Nelson’s discontinuation of service as a director.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee manages relations with and evaluates the performance of the Company’s independent registered public accounting firm, and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee charter that has been adopted by the Board, a copy of which is available on the Company’s website at http://imprimispharma.investorroom.com. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the rules and listing standards of Nasdaq and the SEC.

Other than Mr. Austin, the Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also reviewed and discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with such firm by Public Company Accounting Oversight Board (United States) Auditing Standard No. 16 (as amended), Communication with Audit Committees and Rule 2-07 of SEC Regulation S-X. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board. The Audit Committee discussed with the independent registered public accounting firm its independence from management and the Company, including the matters required by the applicable rules of the Public Company Accounting Oversight Board.

In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The Audit Committee met with the independent registered public accounting firm periodically, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements and drafts of the quarterly and annual reports.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2014 should be included in the Annual Report.

Submitted by the Audit Committee of the Board of Directors

Stephen Austin, Chairman
Richard Lindstrom
William Nelson

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” can provide added convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” our proxy materials. A single copy of this Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report from us, please notify your broker, direct your written request to Imprimis Pharmaceuticals, Inc., c/o Corporate Secretary, 12264 El Camino Real, Suite 350, San Diego, California 92130 or call Investor Relations at (858) 704-4587 and we will promptly thereafter deliver separate copies to you. Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request “householding” of these materials should contact their brokers.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2016 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our proxy statement for our 2016 annual meeting of stockholders, a stockholder’s proposal must be received by us no later than December 12, 2015, unless the date of our 2016 annual meeting of stockholders is more than 30 days before or after the one-year anniversary date of the Annual Meeting, in which case such proposals must be received by the Company a reasonable time before the Company begins to print and send applicable proxy materials. In addition, stockholder proposals must otherwise comply with Rule 14a-8 under the Exchange Act,  including delivery of proof of ownership of our common stock in accordance with Rule 14a-8(b)(2). The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Advance Notice for Proposals for Business to be Discussed at the 2016 Annual Meeting of Stockholders

Our Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice of stockholder proposals must be received by our Corporate Secretary at our principal executive offices not less than 120 days nor more than 180 days prior to the anniversary date of the mailing of the proxy materials for the preceding year’s annual meeting, or between October 13, 2015 and December 12, 2015 for our 2016 annual meeting of stockholders, and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters, except if we did not hold an annual meeting the previous year, or if the date of the applicable annual meeting of stockholders has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials, and not later than the close of business on the later of (i) the 90th day prior to the scheduled annual meeting or (ii) the 15th day following the day on which public announcement of the date of annual meeting was first made. A copy of our Bylaws may be obtained by written request to the Corporate Secretary at Imprimis Pharmaceuticals, Inc., c/o Corporate Secretary, 12264 El Camino Real, Suite 350, San Diego, California 92130. Our Bylaws are also available on the Investor Relations section of our website at http://imprimispharma.investorroom.com. If we comply and the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

ANNUAL REPORT

The Annual Report accompanies the proxy materials being provided to all stockholders. We will provide, without charge, additional copies of the Annual Report upon the receipt of a written or oral request by any stockholder.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Mark L. Baum
Chief Executive Officer and Director

Imprimis Pharmaceuticals, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – MAY 12, 2015 AT 9:00 AM LOCAL TIME
CONTROL ID:
REQUEST ID:

The undersigned stockholder(s) of Imprimis Pharmaceuticals, Inc.:, a Delaware corporation (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Mark L. Baum and Robert J. Kammer, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2015 Annual Meeting of Stockholders of the Company to be held on May 12, 2015 at 9:00 a.m., local time, at the offices of Morrison & Foerster, LLP located at 12531 High Bluff Drive, Suite 100, San Diego, California 92130, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/IMMY
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF Imprimis Pharmaceuticals, Inc.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	Election of Directors:		☐	☐
	01 Mark L. Baum				01 ☐
	02 Robert J. Kammer				02 ☐	CONTROL ID:
	03 Richard L. Lindstrom				03 ☐	REQUEST ID:
	04 William H. Nelson				04 ☐
	05 Stephen G. Austin				05 ☐

Proposal 2		à	FOR	AGAINST	ABSTAIN
	To ratify the selection of KMJ Corbin and Company LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.		☐	☐	☐

Proposal 3
To transact such other business properly brought before the meeting and any adjournment or postponement of the meeting.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
This proxy will be voted in the manner directed herein by the undersigned.
IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, “FOR” RATIFICATION OF THE AUDITOR APPOINTMENT IN PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2015

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)